Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 84 to Registration Statement No. 033-20773 on Form N–1A of our reports dated February 10, 2020, relating to the financial statements and financial highlights of VIP Contrafund Portfolio, VIP Disciplined Small Cap Portfolio, VIP Emerging Markets Portfolio, and VIP Index 500 Portfolio, and our reports dated February 14, 2020 relating to the financial statements and financial highlights of VIP Extended Market Index Portfolio, VIP International Index Portfolio, and VIP Total Market Index Portfolio, each a fund of Variable Insurance Products Fund II, appearing in the Annual Reports on Form N-CSR of Variable Insurance Products Fund II for the year ended December 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 13, 2020